POST PETITION SECURITY AGREEMENT
                        --------------------------------



         SECURITY AGREEMENT (the "Security Agreement") dated as of December 17, 2003 by and among eClickMD, Inc., a Nevada corporation (the "Debtor") and York Avenue Holding Company, a Delaware limited liability company (the "Secured Party").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, the Debtor is a development stage entity with an accumulated unaudited deficit of $11,283,580 as of December 31, 2002, and limited revenues and/or assets;

         WHEREAS, on or about May 13, 2003, Debtor filed a voluntary petition under chapter 11 of the United States Bankruptcy Code;

         WHEREAS, WHEREAS, Debtor's anticipated operating expenses during the pendency of its chapter 11 case are anticipated to be approximately $65-90,000 per month;

         WHEREAS, the Debtor has attempted to raise funds from a number of different sources but is unable to obtain any debt, equity and/or other financing;

         WHEREAS, subject only the encumbrances set forth in Schedule I hereto, Debtor agrees to grant the Secured Party a super-priority lien and security interest in the Collateral (as hereinafter defined) as security for the repayment of post-petition loans and advances made by Gryphon pursuant to the Bankruptcy Court's order approving post-petition financing (and all accumulated but unpaid interest thereon); and

         WHEREAS, the Company has been duly authorized by the Bankruptcy Court to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, Debtor and the Secured Party agree as follows:

SECTION 1.        Definitions.
                  -----------

         1.1 Certain Defined Terms. The following terms, as used herein, have the meanings set forth below:

         "Accounts" means all "accounts" (as defined in the UCC) now owned or hereafter created or acquired by Debtor together with, and including all of the following now owned or hereafter created or acquired by Debtor: (a) accounts receivable, contracts, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to Debtor arising from the sale, lease or exchange of goods or other property or the performance of services; (b) Debtor's rights in, to and under all purchase orders for goods, services or other property; (c) Debtor's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, repletion, reclamation and rights to stoppage in transit); (d) monies due to or to become due to Debtor under all contracts for the sale, lease or exchange of goods or other property or the performance of services (whether or not yet earned by performance on the part of Debtor); and (e) Proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing.

         "Collateral" has the meaning assigned to that term in Section 2.

         "Computer Software" or "Software" means a computer program and any supporting information provided in connection with a transaction relating to the program.

         "Copyright License" means any literary work which is subject to copyright, including analog or digital versions of film, video clips, video programs and related materials, regardless of the means of storage (i.e., tape, disk, or otherwise).

         "Copyrights" means collectively all of the following now owned or hereafter created or acquired by Debtor: (a) all literary works (including computer software), derivative works, works for hire, compositions, compilations of all or some of the foregoing, whether published or unpublished, all registrations or recordings thereof, and all applications in connection therewith including registrations, recordings and applications in the Copyright Office of the United States, or any other country; (b) all reissues, extensions or renewals thereof; (c) all income, royalties, damages and payments now or hereafter due or payable under any of the foregoing or with respect to any of the foregoing including damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements or any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

         "Debtor" has the meaning assigned to that term in the introduction to this Security Agreement.

         "Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods now owned or hereafter acquired by Debtor.

         "Equipment" means all "equipment" (as defined in the UCC) now owned or hereafter acquired by Debtor including all machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

         "Event of Default" has the meaning assigned to that term in Section
9(a).

         "Fixtures" means all of the following now owned or hereafter acquired by Debtor: plant fixtures; business fixtures; other fixtures and storage office facilities, wherever located; and all additions and accessions thereto and replacements therefor.

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

         "General Intangibles" means all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by Debtor including all right, title and interest of Debtor in and to: (a) all software of the Debtor, including all source code and object code thereto; (b) all agreements, leases, licenses and contracts to which Debtor is or may become a party; (c) all obligations or indebtedness owing to Debtor (other than Accounts) from whatever source arising;
(d) all tax refunds; (e) Intellectual Property; and (f) all trade secrets and other confidential information relating to the business of Debtor.

         "Instruments" means all "instruments" "chattel paper" or "letters of credit" (each as defined in the UCC) including promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by Debtor.

         "Intellectual Property" means collectively all of the following:
Copyrights, Copyright Licenses, Patents, Trademarks and Trademark Licenses.

         "Inventory" means all "inventory" (as defined in the UCC), now owned or hereafter acquired by Debtor, wherever located, including finished goods, raw materials, work in process and other materials and supplies (including packaging and shipping materials) used or consumed in the manufacture or production thereof and goods which are returned to or repossessed by Debtor.

         "Patents" means all letters patent of the United States or any other country, all right, title and interest therein and thereto, and (a) all registrations and recordings thereof including, without limitation, applications (including pending patent applications), registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, and state thereof or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by Debtor, and
(b) all reissues, continuations, continuations-in-part or extensions thereof and all licenses thereof, and (c) all of Debtor's other general intangibles of every kind and description, whether now existing or hereafter arising including, without limitation, copyrights and federal, state and local tax refund claims of all kinds.

         "Proceeds" means all proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral including all claims of Debtor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

         "Secured Obligations" has the meaning assigned to that term in Section
3.

         "Security Agreement" means this Security Agreement as it may be amended, supplemented or otherwise modified from time to time.

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

         "Security Interests" means the security interest granted pursuant to
Section 2, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Security Agreement.

         "Trademark License" means any written agreement now or hereafter in existence granting to Debtor any right to use any Trademark.

         "Trademarks" means collectively all of the following now owned or hereafter created or acquired by Debtor: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, domain names and domain name registrations, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof (to the extent Debtor can register such corporate, company or business name as a trademark), and all applications in connection therewith including registrations, recordings and applications in the Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; (c) all income, royalties, damages and payments now or hereafter due or payable under any of the foregoing or with respect to any of the foregoing including damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing;
(e) all rights corresponding to any of the foregoing throughout the world; and
(f) all goodwill associated with and symbolized by any of the foregoing.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State ofTexas, as amended from time to time, and any successor statute; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provision hereof relating to such perfection or effect of perfection or non-perfection.

         1.2 Other Definition Provisions. References to "Sections" "subsections," "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Security Agreement unless otherwise specifically provided. References to the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation;" and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

SECTION 2.        Grant of Security Interest.
                  --------------------------

         In order to secure the payment and performance of the Secured Obligations in accordance with the terms thereof, Debtor hereby grants to the Secured Party a continuing security interest in and to all right, title and

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

interest of Debtor in the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral").

                  (a)      Accounts;

                  (b)      Inventory;

                  (c)      Computer Software;

                  (d)      General Intangibles;

                  (e)      Documents;

                  (f)      Instruments;

                  (g)      Equipment;

                  (h)      Fixtures;

                  (i) All deposit accounts of Debtor maintained with any bank or financial institution;

                  (j) All books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described in subparts (a) - (i) above or are otherwise necessary or helpful in the collection thereof or realization thereon; and

                  (k) Proceeds of all or any of the property described in subparts (a) - (j) above.

Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Debtor shall have the exclusive, non-transferable right and license to use the Intellectual Property and the exclusive right to grant to other Persons licenses and sublicenses with respect to the Intellectual Property.

SECTION 3.        Security for Obligations.
                  ------------------------

         This Security Agreement secures the payment and performance of all post-petition loans or advances made by Secured Party to Debtor, (plus any and all accrued (and accruing) but unpaid interest on all such indebtedness), and all other obligations of Debtor to the Secured Party now or hereafter existing and all renewals, extensions, restructurings and refinancings of any of the above (all such debts, obligations and liabilities of Debtor being collectively called the "Secured Obligations").

SECTION 4.        Debtor Remains Liable.
                  ---------------------

         Anything herein to the contrary notwithstanding: (a) Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed; (b) the exercise by the Secured Party of any of the rights hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral; and (c) the Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 5.        Representations and Warranties. Debtor represents and warrants
as follows:       ------------------------------

         5.1. Binding Obligation; Authorization. This Security Agreement and the Note are legally valid and binding obligation of Debtor, enforceable against it in accordance with its terms. The execution, delivery and performance of this Agreement and the Note by the Debtor has been duly approved by the Board of Directors of the Debtor and all other actions required to authorize and effect the granting of the Security Interest and the issuance of the Note has been duly taken and approved by the Company.

         5.2. Location of Equipment and Inventory. All of the Equipment and Inventory is located at the places specified on Schedule II.

         5.3.     Ownership of Collateral. Except for matters disclosed on
Schedule I, and the Security Interest, Debtor owns the Collateral free and clear of any lien or encumbrance. No financing statement or other form of lien notice covering all or any part of the Collateral is on file in any recording office, except for those in favor of the Secured Party and as disclosed on Schedule I. The Debtor does not own any interest in Fixtures, but agrees to notify the Secured Party upon Debtor's acquisition of any Fixtures and to take prompt action to perfect a security interest in such Collateral under the UCC.

         5.4. Office Locations; Fictitious Names. The chief place of business, the chief executive office and the office where Debtor keeps its books and records are located at the places specified on Schedule II.

         5.5. Perfection. This Security Agreement creates a valid, perfected and first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken (or will be taken immediately by the Debtor at the request of the Secured Party); provided, nothing herein constitutes a representation as to actions that must be taken, if any, to perfect a security interest in any item of Equipment, the ownership of which is evidenced by a certificate of title.

         5.6. Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (a) for the grant by Debtor of the security interest granted hereby or for the execution, delivery or performance of this

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

Security Agreement and/or the Note by Debtor or (b) for the perfection of or the exercise by the Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of Debtor or the Secured Party).

SECTION 6.        Further Assurances; Covenants.
                  -----------------------------

         6.1. Other Documents and Actions. Debtor will, from time to time, at its expense, immediately execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that the Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Debtor will immediately upon request of the Secured Party: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby (in such jurisdictions and with such officers as Secured Party so requests); (b) upon demand by the Secured Party exhibit the Collateral to allow inspection of the Collateral by the Secured Party or persons designated by the Secured Party; and (c) upon the Secured Party' request, appear in and defend any action or proceeding that may affect Debtor's title to or the Secured Party' security interest in the Collateral.

         6.2. Business Locations. Debtor will keep the Collateral at the locations specified on Schedule II hereto.

         6.3. Insurance. At its sole expense, the Debtor shall insure the Collateral at all times for the full insurable value thereof against casualty and theft and against such other risks, in such form and with such insurers, as may be satisfactory to the Secured Party from time to time. In addition, each such policy shall (i) name the Secured Party as mortgagee and loss payee as its interest may appear and name the Secured Party as an additional insured relating to liability risks, (ii) provide that no act of omission or commission or misrepresentation or breach of warranty by the Debtor shall affect the Secured Party' rights thereunder, (iii) provide that the Secured Party shall not be liable for any premiums or other amounts and (iv) provide that the insurer shall give the Secured Party not less than twenty (20) days' prior written notice of cancellation or lapse. If the Debtor shall fail at any time to maintain such insurance, the Secured Party may obtain such insurance coverage and the Debtor agrees to reimburse the Secured Party therefor on demand with interest thereon at the rate specified in the Notes. The Debtor shall notify the Secured Party promptly if any loss or casualty relating to the Collateral occurs.

         6.4. Taxes and Claims. Debtor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral (including claims for labor, materials and supplies), except to the extent the validity thereof is being contested in good faith.

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

         6.5. Use of Collateral. Debtor will not use or permit any Collateral to be used unlawfully or in violation of any provision of this Security Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering any of the Collateral.

         6.6. Condition of Collateral. The Debtor shall maintain the Collateral in good condition and operate the Collateral with reasonable care and caution and the Debtor hereby indemnifies and holds the Secured Party harmless from any and all loss, damage and liability suffered, incurred or asserted by or against the Secured Party as a result of the use and operation of the Collateral.

         6.7. Other Information. Debtor will, promptly upon request, provide to the Secured Party all information and evidence it may reasonably request concerning the Collateral, and in particular the Accounts, to enable the Secured Party to enforce the provisions of this Security Agreement.

SECTION 7.        Secured Party Appointed Attorney-In-Fact.
                  ----------------------------------------

         Subject to any and all statutory requirements for Bankruptcy Court approval of same, Debtor hereby irrevocably appoints the Secured Party as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor to take any action and to execute any instrument that the Secured Party may deem necessary and/or advisable as follows:

                  (a) to obtain and adjust insurance required to be paid to the Secured Party if Debtor has not done so in the ordinary course of its business;

                  (b) to ask, demand, collect, sue for, recover, compound, receive and give receipts for moneys due and to become due under or in respect of any of the Collateral upon the occurrence of an Event of Default;

                  (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clauses (a) and (b) above upon the occurrence of an Event of Default;

                  (d) to file any claims or take any action or institute any proceedings that the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral if Debtor has not done so in the ordinary course of its business;

                  (e) to pay or discharge taxes or liens, levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Secured Party in its sole discretion, and such payments made by the Secured Party to become obligations of Debtor to the Secured Party, due and payable immediately without demand if Debtor has not done so in the ordinary course of its business;

                  (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral upon the occurrence of an Event of Default;

                  (g) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party's option and Debtor's expense, at any time or from time to time, all acts and things that the Secured Party deems necessary to protect, preserve or realize on the Collateral upon the occurrence of an Event of Default; and

                  (h) to accomplish the purposes of this Security Agreement if Debtor has not done so in the ordinary course of its business.

         Neither the Secured Party nor any person designated by the Secured Party shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as this Security Agreement shall remain in force.

SECTION 8.        Transfers and Other Liens.
                  -------------------------

         Except as otherwise permitted by the Agreement, Debtor shall not:

                  (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral; or

                  (b) Create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure indebtedness of any Person except for the security interest created by this Security Agreement.

SECTION 9.        Events of Default; Remedies
                  ---------------------------

                  (a) Each of the following events shall be an "Event of Default" (i) the non-payment of any of the Secured Obligations (including, but not limited to, the payment when due of any principal and/or accrued but unpaid interest), or (ii) the failure of the Debtor to observe or perform any other term, provision or condition of the Agreement, the Note, and/or this Security Agreement, and/or any other document executed and delivered by Debtor to the Secured Party, or (iii) dissolution or termination of existence of, or the suspension or termination of operations of, the Debtor, (iv) any seizure, vesting, or intervention by or under authority of a government, by which the management of the Debtor is displaced or its authority in the conduct of its business is curtailed, or (v) the attachment or restraint of any funds or other property of the Debtor which may be in or come into the Secured Party's possession or under the Secured Party's control, or that of any third party acting for the Secured Party, or of the same becoming subject at any time to any mandatory order of court or other legal process, or (vi) any representation or warranty contained herein, in the Agreement, the Note or any document evidencing the Secured Party Debt shall prove to be materially false when made, or (vii) the Secured Party believes in good faith that the prospect for payment of the Secured Obligations out of the Collateral or otherwise has become materially impaired or (viii) the loss, theft, damage, destruction of any of the Collateral which casualty is not fully covered by insurance or the attachment, levy or seizure of any Collateral,

                  (b) If any Event of Default shall have occurred and be continuing, the Secured Party, subject to any necessary approvals by the Bankruptcy Court, including, but not limited to prior relief from the automatic stay, may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the right and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (a) require Debtor to, and Debtor hereby agrees that it will, at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both partiesTo the extent permitted by law, Debtor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. All cash proceeds received by the Secured Party resulting from the disposition of or collection from the Collateral may be held by the Secured Party as collateral for the Secured Obligations and/or then or at any time thereafter applied in payment of all or any of the Secured Obligations in such order as the Secured Party shall elect. The balance of such cash proceeds held by the Secured Party and remaining after payment in full of the Secured Obligations shall be paid over to the Debtor or to the person who may be lawfully entitled to such balance. The remedies provided in this Agreement are cumulative and not exclusive of any other remedies provided by law including, without limitation, any rights of setoff available to the Secured Party.

SECTION 10.       Limitation on Duty of the Secured Party with Respect to
                  Collateral.
                  -------------------------------------------------------

         Beyond the safe custody thereof, the Secured Party shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any the Secured Party or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. The Secured Party shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Secured Party in good faith.

SECTION 11.       Expenses.
                  --------

         Debtor shall pay all insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, all costs, fees and expenses of perfecting, and maintaining the Security Interest, any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral, or with respect to periodic appraisals and inspections of the Collateral, or with respect to the sale or other disposition thereof. If Debtor fails to promptly pay any portion of the above expenses when due or to perform any other obligation of Debtor under this Security Agreement, the Secured Party may, at its option, but shall not be required to, pay or perform the same and charge Debtor's account for all costs and expenses incurred therefor, and Debtor agrees to reimburse the Secured Party therefor on demand. All sums so paid or incurred by the Secured Party for any of the foregoing, any and all other sums for which Debtor may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs) incurred by the Secured Party in enforcing or protecting the Security Interests or any of its rights or remedies under this Security Agreement, the Agreement, the Note and/or any document evidencing the Secured Party Debt shall be payable on demand, shall constitute Secured Obligations and shall be secured by the Collateral.

SECTION 12.       Termination of Security Interests; Release of Collateral.
                  --------------------------------------------------------

         Upon payment in full of all Secured Obligations, the Security Interests shall terminate and all rights to the Collateral shall revert to Debtor. Upon such termination of the Security Interest or release of any Collateral, the Secured Party will, at the expense of Debtor, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence the termination of the Security Interest or the release of such Collateral, as the case may be.

SECTION 13.       Notices.
                  -------

         All notices, approvals, requests, demands and other communications hereunder shall be given in accordance with the notice provision of the Agreement.

SECTION 14.       Waivers, Non-Exclusive Remedies.
                  -------------------------------

         No failure on the part of the Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right under the Agreement, the Note, any instrument evidencing any portion of the Secured Party Debt or this Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right under the Agreement, the Note, any instrument evidencing any portion of the Secured Party Debt or this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Security Agreement, the Note, and/or any document evidencing any portion of the Secured Party Debt and/or the Agreement are cumulative and are not exclusive of any other remedies provided by law.

SECTION 15.       Successors and Assigns.
                  ----------------------

         This Agreement is for the benefit of the Secured Party and its successors and assigns, and in no event shall the Debtor without the prior express written consent of the Secured Party assign all or any portion of the Secured Obligations, the rights hereunder, the Agreement, the Note, or any document evidencing the Secured Party Debt. This Security Agreement shall be binding on Debtor and its successors and all permitted assigns.

SECTION 16.       Changes in Writing.
                  ------------------

         No amendment, modification, termination or waiver of any provision of this Security Agreement or consent to any departure by Debtor therefrom, shall in any event be effective without the written concurrence of the Secured Party and Debtor.

SECTION 17.       Applicable Law, Etc.
                  -------------------

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Security Agreement, shall be brought solely in a federal or state court located in the State of Texas. By its execution hereof, the parties hereby covenant and expressly and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the Travis County, State of Texas and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in Texas. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

SECTION 18.       Headings.
                  --------

         Section and subsection headings in this Security Agreement are included herein for convenience of reference only and shall not constitute a part of this Security Agreement for any other purpose or be given any substantive effect.

SECTION 19.       Counterparts.
                  ------------

         This Security Agreement may be executed in any number of counter-parts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Security Agreement by signing any such counterpart.

SECTION 20.       WAIVER OF JURY TRIAL.
                  --------------------

         DEBTOR AND SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SECURITY AGREEMENT. DEBTOR AND SECURED PARTY ALSO WAIVE ANY BOND OR INDEMNITY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS,

AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. DEBTOR AND SECURED PARTY ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS SECURITY AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. DEBTOR AND SECURED PARTY FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SECURITY AGREEMENT. IN THE EVENT OF LITIGATION. THIS SECURITY AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                            [Signature page follows]

         WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the day first above written.

                                         DEBTOR:

                                         eCLICKMD, INC.


                                         By: /s/ NEIL BURLEY
                                             ---------------------------------
                                             Name:  Neil Burley
                                             Title: Chief Financial Officer




                                         SECURED PARTY:

                                         YORK AVENUE HOLDING COMPANY


                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:

                        SCHEDULE I TO SECURITY AGREEMENT
                        --------------------------------

            Other Liens, Security Interests and Financing Statements

1. Security Agreement dated on or about March 31, 2003, by and between eClickMD, Inc. and Gryphon Opportunities Fund I, L.P., covering accounts, equipment, inventory, intellectual property, general intangibles. Financing Statements on file with Texas Secretary of State, Travis County, Texas and State of Nevada.

2. Security Agreement dated on or about May 20, 2003, by and between eClickMD, Inc. and Gryphon Opportunities Fund I, L.P., covering accounts, equipment, inventory, intellectual property, general intangibles. Financing Statements to be filed with Texas Secretary of State, Travis County, Texas and State of Nevada.

3. Security Agreement dated on or about June 4, 2003, by and between eClickMD, Inc. and Gryphon Opportunities Fund I, L.P., covering accounts, equipment, inventory, intellectual property, general intangibles. Financing Statements to be filed with Texas Secretary of State, Travis County, Texas and State of Nevada.

4. Security Agreement dated on or about July 1, 2003, by and between eClickMD, Inc. and Gryphon Opportunities Fund I, L.P., covering accounts, equipment, inventory, intellectual property, general intangibles. Financing Statements to be filed with Texas Secretary of State, Travis County, Texas and State of Nevada.

5. Security Agreement dated on or about August 1, 2003, by and between eClickMD, Inc. and Gryphon Opportunities Fund I, L.P., covering accounts, equipment, inventory, intellectual property, general intangibles. Financing Statements to be filed with Texas Secretary of State, Travis County, Texas and State of Nevada.

6. Security Agreement dated on or about September 2, 2003, by and between eClickMD, Inc. and Gryphon Opportunities Fund I, L.P., covering accounts, equipment, inventory, intellectual property, general intangibles. Financing Statements to be filed with Texas Secretary of State, Travis County, Texas and State of Nevada.

7. Security Agreement dated on or about September 30, 2003, by and between eClickMD, Inc. and Gryphon Opportunities Fund I, L.P., covering accounts, equipment, inventory, intellectual property, general intangibles. Financing Statements to be filed with Texas Secretary of State, Travis County, Texas and State of Nevada.

8. Security Agreement dated on or about October 24, 2003, by and between eClickMD, Inc. and Gryphon Opportunities Fund I, L.P., covering accounts, equipment, inventory, intellectual property, general intangibles. Financing Statements to be filed with Texas Secretary of State, Travis County, Texas and State of Nevada.

9. Security Agreement dated on or about November 13, 2003, by and between eClickMD, Inc. and Gryphon Opportunities Fund I, L.P., covering accounts, equipment, inventory, intellectual property, general intangibles. Financing Statements to be filed with Texas Secretary of State, Travis County, Texas and State of Nevada.

                        SCHEDULE II TO SECURITY AGREEMENT
                        ---------------------------------


Locations of Equipment, Inventory, Books and Records, Chief Executive Office, Other Locations


Locations of Equipment and Inventory:
-------------------------------------

         Austin, Travis County, Texas

Location of Books and Records and Chief Executive Office:
--------------------------------------------------------

         (same as above)